Exhibit 23(a)






                           CONSENT OF INDEPENDENT
                        CERTIFIED PUBLIC ACCOUNTANTS




RTI, Inc.
Board of Directors and Stockholders
Rockaway, New Jersey


We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement Number 33-34063 on Form S-8, of our report dated March 15, 1996 relating to the consolidated financial statements of RTI, Inc. and subsidiaries appearing in the Company's Annual report on Form 10-KSB/A (Amendment No. 1) for the year ended December 31, 1995.





                                   BDO Seidman, LLP


Woodbridge, New Jersey
May 30, 1996